FRANKLY INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1.       Effective date, Purpose and Term of Plan.

1.1       Effective Date. The amended and restated Plan is effective as of March 2, 2017, subject to Section 13.10.

1.2       Purpose. The purpose of the Plan is to enable the Officers, Employees, Directors and Consultants of the Company and any subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3       Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that the Plan shall be put before shareholders of the Company for re-approval on an annual basis or such other basis required by applicable stock exchange rules.

2.       Definitions and Construction.

2.1       Definitions. The following terms have the meanings set forth below:

(a)       “Affiliate” has the same meaning as “affiliated companies” in the Securities Act (Ontario), as amended from time to time, and shall also include those issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities.

(b)       “Award” means an Option or Restricted Stock Unit granted under the Plan.

(c)       “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award.

(d)       “Blackout Period” means a period of time when, pursuant to any policies of the Company, securities of the Company may not be traded by certain persons as designated by the Company.

(e)       “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(f)       “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by the Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(g)       “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i)       a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)       a sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; or

(iii)       the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Company by one or more of the Company’s shareholders.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, any public offering of the Company’s securities shall not constitute a Change in Control.

(h)       “Class A Share” means a Class A convertible restricted voting share of the Company as may be outstanding from time to time.

(i)       “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j)       “Committee” means the compensation committee or other committee or subcommittee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any limitations imposed by applicable laws, the Company’s constating documents, and applicable stock exchange rules.

(k)       “Company” means Frankly Inc., a corporation formed under the laws of Ontario, and any subsidiaries, including any successor thereof.

(l)       “Consultant” means, in relation to the Company, an individual (other than an Employee or a Director of the Company) or company that:

(a)       is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an affiliate of the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities;

(b)       provides the services under a written contract between the Company or an affiliate of the Company and the individual or the company, as the case may be, provided that the identity of such individual or company, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such individual or company pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act;

(c)       in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company; and

(d)       has a relationship with the Company or an affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(m)       “Director” means a member of the Board.

(n)       “Disability” means the inability of Participant to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o)       “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)       “Fair Market Value” of the Shares on any given date means the volume-weighted average price of the Shares on a stock exchange or over-the-counter market where the majority of the trading volume and value of the Shares occurs, for the five trading days immediately preceding the relevant date on which Fair Market Value is to be determined. If the Shares are not listed for trading on a stock exchange or over-the-counter market, the Fair Market Value shall be determined in good faith by the Board.

(r)       “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(s)       “Insider” has the meaning given to that term in the Securities Act (Ontario), as amended from time to time, and shall include associates and affiliates of the Insider and any other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

(t)       “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(u)       “Investor Relations Activities” means any activities, by or on behalf of the Company or shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include: (a) the dissemination of information provided, or records prepared, in the ordinary course of business of the Company (i) the promotion or sale of products or services of the Company, or (ii) raising public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company; (b) activities or communications necessary to comply with the requirements of: (i) applicable securities laws; (ii) exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Company; (c) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if: (i) the communication is only through the newspaper, magazine or publication, and (ii) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or (d) activities or communications that may be otherwise specified by the exchange.

(v)       “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(w)       “Officer” means any person designated by the Board as an officer of the Company.

(x)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y)       “Participant” means any eligible person who has been granted one or more Awards.

(z)       “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its discretion to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement using one or more of the following measures or such other measures determined by the Board: (a) cash flow, (b) earnings per share, (c) gross revenue, (d) market share, (e) return on capital, (f) total shareholder return, (g) share price performance, (h) return on assets or net assets, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) return on invested capital, (o) product release schedules, (p) new product innovation, (q) product cost reduction through advanced technology, (r) brand recognition/acceptance, (s) product shipment targets, (t) customer satisfaction, (u) market capitalization or (v) shareholder diversification.

(aa)        “Plan” means this Frankly Inc. Amended and Restated Equity Incentive Plan as amended from time to time.

(bb)       “Restricted Stock Unit” means an Award of a right to receive Shares on a future date granted pursuant to Section 7.

(cc)       “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(dd)       “Securities Act” means the Securities Act of 1933, as amended.

(ee)       “Service” means a Participant’s employment or service with the Company, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be an affiliate of the Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ff)       “Share” means a common share in the capital of the Company, as adjusted from time to time in accordance with Section 4.2.

(gg)       “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(hh)       “Ten Percent Shareholder” means a person who, at the time an Award is granted to such person, owns securities possessing ten percent (10%) or more of the total combined voting power of all classes of securities of the Company within the meaning of Section 422(b)(6) of the Code.

(ii)       “Vesting Conditions” means those conditions established in accordance with the Plan prior to the satisfaction of which Shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such Shares upon the Participant’s termination of Service.

2.2       Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.       Administration.

3.1       Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2       Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3       Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)       to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award;

(b)       to determine the type of Award granted;

(c)       to determine the Fair Market Value of Shares or other property;

(d)       to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the method for satisfaction of any tax withholding obligation arising in connection with any Award or Shares acquired pursuant thereto, including by the withholding or delivery of Shares, (iii) the timing, terms and conditions of the exercisability or vesting of any Award or Shares acquired pursuant thereto, (iv) the time of expiration of any Award, (v) the effect of any Participant’s termination of Service on any of the foregoing, (vi) the Performance Goal, if any, and level of achievement versus the Performance Goal that shall determine the number of securities granted, issued, retainable and/or vested, and (vii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)       to approve one or more forms of Award Agreement;

(f)       to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired pursuant thereto;

(g)       to accelerate, continue, extend or defer the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(h)       to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(i)       to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j)       to make all other determinations deemed necessary or advisable for administering the Plan.

3.4       Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5       Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as an Officer or Employee of the Company, members of the Board and any Officer or Employee of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.       Shares Subject to Plan.

4.1       Maximum Number of Shares Issuable under Awards. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares that may be issued under Options and Restricted Stock Units is 329,373 which represents 15.5% of the aggregate number of Shares and Class A Shares issued and outstanding as of the Effective Date set forth above in Section 1.1. Upon Company’s listing of its Shares on the NASDAQ Exchange and raising at least US$5 million (the “Offering”) in connection with that listing, then the maximum number of Shares that may be granted under the Plan pursuant to Options and Restricted Stock Units be increased to a fixed number equal to 20% of the aggregate number of common Shares and Class A Shares outstanding at the close of trading on the Offering date. If an outstanding Award for any reason expires or is terminated or canceled or if Shares are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan.

4.2       Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of Shares, exchange of Shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and kind of Shares subject to the Plan and to any outstanding Awards, in the maximum aggregate number of Shares that may be issued under Options (whether Incentive Stock Options or Nonstatutory Stock Options) and Restricted Share Units, set forth in Section 4.1, and in the exercise or purchase price per Share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the exercise or purchase price per Share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per Share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the Shares subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5.       Eligibility and Award Limitations.

5.1       Persons Eligible for Awards. Awards may be granted only to bona fide Employees, Officers, Directors and Consultants.

5.2       Participation in the Plan. Awards are granted solely at the discretion of the Board. Participants may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3       Option Limitations.

(a)       Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(b)       Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than one hundred thousand dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the Option with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, Shares issued pursuant to each such portion shall be separately identified.

5.4       Limitations on Award Grants to any One Participant. The aggregate number of Awards granted to any one person (and any companies owned by that person) in a twelve month period must not exceed 5% of the number that is equal to the sum of the issued and outstanding Shares and the issued and outstanding Class A Shares, calculated on the date an Award is granted to the person. As set forth in sections 5.5 and 5.6 below, more restrictive limitations are imposed upon persons that are Consultants or retained to provide Investor Relations Activities.

5.5       Limitations on Award Grants to Consultants. The aggregate number of Awards granted to any one Consultant in a twelve month period must not exceed 2% of the number that is equal to the sum of the issued and outstanding Shares and the issued and outstanding Class A Shares, calculated at the date an Award is granted to the Consultant. This 2% limit is included within the Award limitations prescribed by section 5.4.

5.6       Limitations on Award Grants to Participants Performing Investor Relations Activities.

(a)       The aggregate number of Awards granted to all Participants retained to provide Investor Relations Activities must not exceed 2% of the number that is equal to the sum of the issued and outstanding Shares and the issued and outstanding Class A Shares of the Company in any twelve month period, calculated at the date an Award is granted to any such Participant. This 2% limit is included within the Award limitations prescribed by section 5.4. Participants retained to provide Investor Relations Activities shall include any Consultant that performs Investor Relations Activities and any Employee or Director whose role and duties primarily consist of Investor Relations Activities.

(b)       Awards issued to Participants retained to provide Investor Relations Activities shall vest in stages over a period of not less than twelve months with no more than 25% of the Awards vesting in any three month period.

(c)       The Board shall, through the establishment of appropriate procedures, monitor the trading in the securities of the Company by all Participants performing Investor Relations Activities. These procedures may include, for example, the establishment of a designated brokerage account through which the Participant conducts all trades in the securities of the Company or a requirement for such Participants to file insider trade reports with the Board.

6.       Stock Options.

Options shall be evidenced by Award Agreements specifying the number of Shares covered thereby, in such form as the Board shall from time to time establish. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1       Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per Share for an Option shall not be less than the Fair Market Value of a Share on the effective date of grant of the Option, less the maximum discount available pursuant to applicable securities laws and stock exchange rules, and (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall have an exercise price per Share less than one hundred ten percent (110%) of the Fair Market Value of a Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying under the provisions of Section 424(a) of the Code; provided, however, that, so long as the Shares of the Company are listed for trading on the TSX Venture Exchange (the “TSXV”), in no event, shall the exercise price be lower than the “Discounted Market Price” as defined in the policies of the TSXV or such other price as permitted pursuant to a waiver obtained from the TSXV. Approval from disinterested Shareholders of the Company shall be obtained in connection with any reduction in the exercise price of Options held by an Insider at the time of the proposed amendment.

6.2       Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Performance Goals and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, subject to extension where the expiry date falls within a Blackout Period, and (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Any Options exercised prior to the expiry of a hold period imposed by any stock exchange on which the Shares may be listed from time to time shall be legended with the stock exchange’s hold period commencing on the date the stock options were granted.

6.3       Payment of Exercise Price.

(a)       Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Award shall be made in cash, unless otherwise permitted by the Board and applicable securities regulatory authorities, including any stock exchange on which the Company’s securities are listed. Notwithstanding, so long as the Shares of the Company are listed for trading on the TSXV, payment of the exercise price for the number of Shares being purchased pursuant to any Award shall be made in cash unless otherwise permitted pursuant to a waiver obtained from the TSXV.

6.4       Effect of Termination of Service.

(a)       Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)       Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)       Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Share on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii)       Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv)       Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

6.5       Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All Options are non-assignable and non-transferable.

6.6       Blackout Period Extensions. Notwithstanding anything to the contrary in this Plan, if the expiry date for any Award falls within a Blackout Period or within 10 business days from the expiration of a Blackout Period (such Award to be referred to as “Blackout Period Awards”), the expiry date of such Blackout Period Awards shall be automatically extended to the date that is the 10th business day following the end of the Blackout Period, such 10th business day to be considered the expiry date for such Blackout Period Award for all purposes under this Plan.

7.       Restricted Stock Units.

Restricted Stock Units shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1       Types of Restricted Stock Unit Awards Authorized. Restricted Stock Units may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more Performance Goals.

7.2       Number of Securities. Each Award Agreement will specify the number of Restricted Stock Units awarded and will provide for the adjustment of such number in accordance with the limitations set forth in the Plan.

7.3       Purchase Price. The purchase price for Shares issuable under each Restricted Stock Unit Award shall be established by the Board in its discretion. Except as may be required by applicable law or the requirements of any stock exchange or market system upon which the Shares may be listed or established by the Board, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Unit Award.

7.4       Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price (if any) for the number of Shares being purchased pursuant to any Restricted Stock Unit Award shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law or the requirements of any stock exchange or market system upon which the Shares may be listed, or (c) by any combination thereof.

7.5       Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Unit Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions, time periods or Performance Goals, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any Shares subject to such Restricted Stock Unit Award would otherwise occur on a day on which the sale of such Shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such Shares would not violate the Insider Trading Policy.

7.6       Settlement of Restricted Stock Units.

(a)       Procedure; Rights as a Shareholder. Any Restricted Stock Unit Award granted hereunder will be settled according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. Until the Restricted Stock Unit Awards are settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote, if applicable, or receive dividends or any other rights as a shareholder will exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are delivered, except as provided in Section 4.2 of the Plan or the applicable Award Agreement.

(b)       Nontransferability of Restricted Stock Unit Award Rights. Rights to acquire Shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

(c)       Cessation of Services. Each Award Agreement will specify the consequences of a Participant’s ceasing to be a Service provider prior to the settlement of a Restricted Stock Unit Award.

8.       Standard Forms of Award Agreements.

8.1       Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Award Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Board may approve from time to time.

8.2       Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

9.       Change in Control.

9.1       Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board may provide for any one or more of the following:

(a)       Accelerated Vesting. The Board may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

(b)       Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether securities, cash, property, or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock in the capital of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of common stock in the capital of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

(c)       Cash-Out of Outstanding Awards. Subject to the approval of the TSXV (so long as the Shares of the Company are listed for trading on the TSXV), the Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in cash, in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment in cash (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

9.2       Federal Excise Tax Under Section 4999 of the Code.

(a)       Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)       Determination by Independent Accountants. To aid the Participant in making any election called for under Section 9.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 9.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Company shall cause the Accountants to determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 9.2(b).

10.       Tax Withholding.

10.1       Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance tax), if any, required by law to be withheld by the Company with respect to an Award or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares or to release Shares from an escrow established pursuant to an Award Agreement until the Company’s tax withholding obligations have been satisfied by the Participant.

10.2       Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise of an Award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

11.       Compliance with Securities Law.

The grant of Awards and the issuance of Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised or Shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Award or (b) the Shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the prospectus or registration requirements of applicable securities laws. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.       Amendment or Termination of Plan.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of Shares that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Shares may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

13.       Miscellaneous Provisions.

13.1       Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of the Company or any of its affiliates to terminate the Participant’s Service at any time. To the extent that an employee of an affiliate of the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the employee’s employer or that the employee has an employment relationship with the Company.

13.2       Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 4.2 or another provision of the Plan. In addition, any rights that a Participant has with respect to any Shares issued under any Award shall be subject to the terms and conditions of the Company’s Bylaws.

13.3       Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

13.4       Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise or settlement of any Award.

13.5       Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or its affiliate’s’ retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

13.6       Section 409A of the Code. Notwithstanding other provisions of the Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Committee, by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 13.6 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 13.6.

13.7       Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

13.8       No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company or an affiliate of the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an affiliate of the Company to take any action which such entity deems to be necessary or appropriate.

13.9       Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Province of Ontario, without regard to its conflict of law rules.

13.10       Shareholder Approval. The Plan or any increase in the maximum aggregate number of Shares issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by a majority of the outstanding Shares of the Company entitled to vote within twelve (12) months before or after the date of adoption thereof by the Board. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be.

Effective as of December 23, 2014, as duly approved by resolution of the shareholders of Frankly Inc. (formerly WB III Acquisition Corp.) on December 10, 2014.

Amended and restated as of March 23, 2015 and approved by resolution of the shareholders of Frankly Inc. dated June 18, 2015.

Amended and restated as of January 22, 2016, and approved by resolution of the shareholders of Frankly Inc. dated June 30, 2016.

Amended and restated as of March 2, 2017 [and approved by resolution of the shareholder s of Frankly Inc. dated _________, 2017.]